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                                                                EXHIBIT 10.46

                          FIRST AMENDMENT TO SUBLEASE



     THIS FIRST AMENDMENT TO SUBLEASE ("Amendment") effective as of February 27, 1998 ("Effective Date"), is entered into by and between Molecular Biosystems, Inc., a Delaware corporation (the "Sublessor"), and Dura Pharmaceuticals, Inc., a Delaware corporation (the "Sublessee"). Sublessor and Sublessee are collectively hereinafter referred to as the "parties."

                                    RECITALS

          B. Sublessor and Sublessee entered into a written Sublease effective October 1, 1997 (the "Sublease") pursuant to which Sublessor subleased to Sublessee and Sublessee subleased from Sublessor the Premises described therein. Sublessor holds the Premises and certain other premises (collectively, the "Master Premises") pursuant to a certain Master Lease made as of June 19, 1995 ("Master Lease"), by and between Radnor/Collins/Sorrento Partnership, as "Lessor," and Sublessor under this Sublease, as "Lessee."

          C. Sublessor and Sublessee now wish to make modifications to the Sublease to expand the Premises, revise the rental rate for the Premises, and to extend the Term of the Sublease, all in accordance with the terms and conditions set forth herein.

          D. The parties now wish to amend the Sublease to reflect these changes and to make other modifications in consideration therefor.

     NOW, THEREFORE, in consideration of the above Recitals, and the mutual covenants contained herein, the parties agree as follows:

          1. LEASE AMENDMENT. A copy of the Sublease is attached hereto and incorporated herein as EXHIBIT A. Except as expressly provided in this Amendment, the Sublease shall remain unmodified, in full force and effect. The capitalized terms used herein shall have the meanings ascribed to them in the Sublease unless otherwise indicated. To the extent that there is any conflict between this Amendment and the Sublease, the provisions of this Amendment shall prevail.


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          2.  PREMISES.

               2.1 Effective April 15, 1998 or such earlier date as Sublessor elects by five (5) days prior written notice to Sublessee ("First Expansion Date"), the Premises shall be expanded to include the entire Master premises except the Second Expansion Space (the "First Expansion Space") of the Building, as more particularly shown in EXHIBIT B.

               2.2 Effective June 1, 1998 or such earlier date as Sublessor elects by ten (10) days prior written notice to Sublessee ("Second Expansion Date"), the Premises shall be further expanded to include the entire Master Premises of Sublessor under the Master Lease as set forth in Section 2.1 of the Master Lease. The space added to the Premises pursuant to this Section
2.2 shall be known as the "Second Expansion Space." Collectively, both the First Expansion Space and the Second Expansion Space shall be known as the "Expansion Space."

          3.  PROPORTIONATE SHARE.

               3.1  On the First Expansion Date, the Sublessee's
Proportionate Share, as set forth in the Basic Sublease Information and
Section 1.1 of the Sublease shall be increased to ninety-five percent (95%).

               3.2 On and after the Second Expansion Date, the Sublessee's Proportionate Share shall be increased to one hundred percent (100%).

          4.  BASE RENT.

               4.1 From and after the First Expansion Date, the Base Rent for the Premises shall be $1.07 per rentable square foot, or a total of Fifty-Five Thousand Nine Hundred Seventy-Three Dollars and Eighty-Four Cents ($55,973.84) per month.

               4.2 From and after the Second Expansion Date, the Base Rent for the Premises shall be Fifty-Eight Thousand Five Hundred Forty-One Dollars and Eighty-Four Cents ($58,541.84) per month.

               4.3 On July 1, 1998, and each anniversary thereof, Sublessee's Base Rent shall increase by four percent (4%) of Sublessee's Base Rent for the preceding month.

          5.  TERM.  The Term of the Sublease shall expire on December
31,1999.

          6. LIMITATION OF EXCLUSIONS. From and after the Second Expansion Date, Sections 17.1 and 17.4 shall be incorporated into the Sublease, notwithstanding Section 7.2 of the Sublease.

          7. SUBLESSOR'S OBLIGATIONS. Section 7.4 of the Sublease shall be deleted in its entirety and the following shall be substituted therefor:


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          7.4  SUBLESSOR'S OBLIGATIONS.  Sublessee acknowledges that
               Sublessor shall be under no obligation to provide any services or satisfy any obligations or covenants of Master Landlord contained in the Master Lease; provided, however, Sublessor, upon written notice by Sublessee shall promptly and diligently attempt to enforce all obligations of Master Landlord under the Master Lease, provided that Sublessee reimburses Sublessor for all reasonable costs and expenses incurred in connection therewith.

          8. PHYSICAL CONDITION. Sublessee and Sublessor recognize and agree that Sublessor would not sublease the Expansion Space to Sublessee and Sublessee would not sublease the Expansion Space from Sublessor except on an "as is" basis and acknowledges that neither Sublessee nor Sublessor has made any representations of any kind, express or implied, in connection with the Improvements or physical conditions on, or bearing on, the Expansion Space, including without limitation the suitability of the Expansion Space for Sublessee's purposes. Sublessee further recognizes and agrees that neither Sublessor nor Master Landlord shall be required to perform any work of construction, alteration or maintenance of or to the Expansion Space except as set forth in the Master Lease.

          9. SUBLESSEE'S ADDITIONAL OBLIGATIONS. From and after the Second Expansion Date, Sublessee shall expressly assume and shall be directly responsible for all Lessee's obligations under Section 11 of the Master Lease. As Sublessor in its sole discretion may from time to time demand, Sublessee shall provide Sublessor within five (5) business days with copies of all contracts, invoices, accounting records and any other records associated with Sublessee's fulfillment of the Lessee's obligations under
Section 11 of the Master Lease. However, at Sublessor's sole discretion, Sublessor may choose to directly fulfill any or all of Sublessor's obligations under Section 11 of the Master Lease and be compensated for any such expenses reasonably incurred pursuant to Section 3.2 of the Sublease and
Section 3.2 of this Amendment. Any maintenance contracts entered into by Sublessee for obligations covered by this Section 9 shall by their terms be freely assignable to Sublessor, and Sublessee shall promptly assign any such contracts to Sublessor if Sublessor at its sole discretion so requests.

          10.  FORMER BUILDING AREA COMMON AREAS.   As of the Effective Date,
Sublessor shall have no responsibility for the care, management or expenses of any portion of the Building Common Area incorporated into Sublessee's Premises pursuant to Sections 2.1 and 2.2 of this Amendment. As of the Second Expansion Date, all Building Common Areas shall be included in the Premises, Sublessor shall have no maintenance, repair or other obligations in connection therewith and Sublessee shall have direct responsibility for repair and maintenance thereof, in accordance with the terms and conditions of the Sublease and the Master Lease.


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          11.  SECURITY DEPOSIT.   Upon executing this Amendment, Sublessee
shall deposit with Sublessor a Security Deposit in the amount of Fifty-Eight Thousand Five Hundred Forty-One Dollars and Eighty-Four Cents ($58,541.84). The Security Deposit shall secure Sublessee's obligations under the Sublease to pay rent and other monetary amounts, to maintain the Premises and repair damages thereto, to surrender the Premises to Sublessor in clean and sanitary condition and to discharge Sublessee's other obligations hereunder.
Sublessor may use and commingle the Security Deposit with other funds of Sublessor. If Sublessee fails to perform Sublessee's obligations hereunder, Sublessor may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Sublessee's unperformed obligations. If Sublessor does so apply any portion of the Security Deposit, Sublessee shall immediately pay Sublessor a sufficient amount in cash to restore the Security Deposit to the full original amount. In the event that Sublessor shall expend the same in order to cure Sublessee's default hereunder, Sublessee's failure to forthwith remit to Sublessor a sufficient amount in cash to restore the Security Deposit to the original sum deposited within five (5) days after Sublessee's receipt of notice from Sublessor that such amounts have been so expended shall constitute a material default of the Sublease. The Security Deposit shall be held by Sublessor without liability for interest on the same. Upon termination of this Lease, if Sublessee has then performed all of Sublessee's obligations hereunder, Sublessor shall return the Security Deposit to Sublessee. If Sublessor sells or otherwise transfers Sublessor's rights or interest under this Lease, Sublessor may deliver the Security Deposit to the transferee, whereupon Sublessor shall be released from any further liability to Sublessee with respect to the Security Deposit.

          12. NOTICES. Sublessee shall concurrently send copies to Sublessor, at Sublessor's Address for Notice set forth in the Basic Sublease Information of the Sublease, of all notices Sublessee sends to Master Landlord and shall promptly send to Sublessor copies of all notices received from Master Landlord.

          13. INDEMNIFICATION. Sublessee shall indemnify, protect, defend and hold Sublessor harmless from and against any and all claims, liabilities, penalties, losses or expenses (including reasonable attorneys' fees and costs) arising in connection with Sublessee's breach or failure to perform any of Sublessee's obligations under the Sublease as modified by this Amendment and/or the Master Lease. Sublessor shall indemnify, protect, defend and hold Sublessee harmless from and against any and all claims, liabilities, penalties, losses or expenses (including reasonable attorneys' fees and costs) arising in connection with Sublessor's breach or failure to perform any of Sublessor's obligations under the Sublease as modified by this Amendment and/or the Master Lease.


          14. MASTER LANDLORD'S CONSENT. This Amendment is conditioned upon receipt of Master Landlord's written approval of this Amendment prior to the First Expansion Date. If Master Landlord withholds its consent, this Amendment shall be deemed void and of no effect.


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          15.  AUTHORITY; COUNTERPARTS.  Each person executing this Amendment on behalf of a party represents that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.
This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.


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                      [SIGNATURE PAGE TO SUBLEASE AMENDMENT]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date and year hereinabove written.

                                             SUBLESSOR:

                                             MOLECULAR BIOSYSTEMS, INC.
                                             a Delaware corporation


                                             By:  /s/ Gerard A. Wills
                                                  ---------------------------
                                                  Its Chief Financial Officer


                                             By:  ___________________________
                                                  Its___________



                                             SUBLESSEE:

                                             DURA PHARMACEUTICALS, INC.
                                             a Delaware corporation

                                             By:   /s/ M.R. Woodbury
                                                   ---------------------------
                                                   Its Senior Vice President


                                             By:  ___________________________
                                                  Its___________



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